Exhibit n

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen High Income December 2018 Target Term Fund:

We consent to the use of our report dated October 5, 2015 with respect to the financial statements of Nuveen High Income December 2018 Target Term Fund and to the references to our firm under the headings “Legal Opinions and Experts” in the Prospectus and “Experts” in the Statement of Additional Information filed on form N-2, incorporated by reference herein.

/s/ KPMG LLP

November 12, 2015

Chicago, Illinois